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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to inclusion in the Prospectus constituting part, and/or, of this Registration Statement on Form S-1 of our reports dated June 10, 1998 relating to the consolidated financial statements and financial statement schedule of Camelot Music Holdings, Inc. ("Successor Company") and CM Holdings, Inc. ("Predecessor Company") which appears in such Prospectus and/or Registration Statement. We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

                                          PricewaterhouseCoopers LLP

Cleveland, Ohio
August 11, 1998

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